Exhibit 99.1

News Release	News Release

Magnum Hunter Resources Provides Operating Status Of

Shut-In Appalachian Production Due To Severe Weather

FOR IMMEDIATE RELEASE — Houston — (Market Wire) — July 2, 2012 —Magnum Hunter Resources Corporation (NYSE: MHR – NYSE MKT: MHR-PC and MHR-PD) (“Magnum Hunter” or the “Company”) is providing a status report today on the effect of the Company’s production in the Appalachia region, which includes West Virginia and Ohio, from a severe thunderstorm that hit the area last Friday afternoon. Due to loss of electricity in the region, the storm has resulted in approximately 30 million cubic feet equivalent per day (“mmcfepd”) (net to Magnum Hunter) being shut-in over the past three days. The Company has subsequently brought approximately 70% of the wells back online and anticipates the remaining shut-in production to be back in service over the next five days. None of the Company’s personnel were injured during this severe storm.

Additionally, due to the storm and the after effects, the Company has experienced gas production curtailments at the tailgate of its pipeline into Dominion Transmission as is it relates to power and start-up issues at their Hastings processing facility located in Hastings, West Virginia, which could possibly continue for several weeks. Currently, approximately 17% (5.8 mmcfepd) of Magnum Hunter’s net production in this region is being curtailed.

About Magnum Hunter Resources Corporation

Magnum Hunter Resources Corporation and subsidiaries are a Houston, Texas based independent exploration and production company engaged in the acquisition, development and production of crude, natural gas and natural gas liquids, primarily in the states of West Virginia, Kentucky, Ohio, Texas, North Dakota and Saskatchewan, Canada. The Company is presently active in three of the most prolific unconventional shale resource plays in North America, namely the Marcellus Shale, Utica Shale, Eagle Ford Shale and Williston Basin/Bakken Shale.

For more information, please view our website at www.magnumhunterresources.com

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Forward-Looking Statements

The statements and information contained in this press release that are not statements of historical fact, including any estimates and assumptions contained herein, are “forward looking statements” as defined in Section 27A of the Securities Act of 1933, as amended, referred to as the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, referred to as the Exchange Act. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may”, “will”, “could”, “should”, “expect”, “intend”, “estimate”, “anticipate”, “believe”, “project”, “pursue”, “plan” or “continue” or the negative thereof or variations thereon or similar terminology. These forward-looking statements are subject to numerous assumptions, risks, and uncertainties that may cause our actual results, performance, or achievements to be materially different from those anticipated. Among others, such assumptions, risks and uncertainties are described in more detail in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s 2011 annual report on Form 10-K, as amended, filed with the Securities and Exchange Commission, which we refer to as the SEC. Most of these factors are difficult to anticipate and beyond our control. Because forward-looking statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such statements. You are cautioned not to place undue reliance on forward-looking statements contained herein, which speak only as of the date of this document. Other unknown or unpredictable factors may cause actual results to differ materially from those projected by the forward-looking statements. Unless otherwise required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. We urge readers to review and consider disclosures we make in our reports that discuss factors germane to our business. See in particular our reports on Forms 10-K, 10-Q and 8-K subsequently filed from time to time with the SEC. All forward-looking statements attributable to us are expressly qualified in their entirety by these cautionary statements.

Magnum Hunter Contact:	Gabe Scott
Vice President — Capital Markets and Corporate Development ir@magnumhunterresources.com (832) 203-4539

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